Exhibit 99.(a)(xvi)

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LORD ABBETT RESEARCH FUND, INC.

LORD ABBETT RESEARCH FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation filed its original Articles of Incorporation with the State Department of Assessments and Taxation of Maryland on April 6, 1992 (hereinafter called the “Articles”).

SECOND: Pursuant to the authority of the Board of Directors to amend the Articles, the Board of Directors hereby removes from the Articles all references to the Lord Abbett Classic Stock Fund, a series of the Corporation (hereinafter called the “Fund”).

THIRD: The amendment of the Articles set forth herein has been duly approved by the Board of Directors of the Corporation pursuant to § 2-607(a)(2) of the Maryland General Corporation Law. As of the date of this amendment, the Fund has no shares of stock outstanding and there are no shareholders of the Fund and no shareholders of any other series of the Corporation entitled to vote on the matter.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: Pursuant to § 2-610.1 of the Maryland General Corporation Law, the amendment of the Articles set forth herein shall become effective on filing.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on September 19, 2014.

LORD ABBETT RESEARCH FUND, INC.

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:

/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President and Assistant Secretary
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THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT RESEARCH FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary
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